Exhibit 99.1

HarborOne Bancorp, Inc. Announces Fourth Quarter and Year to Date 2016 Earnings

Contact: Joseph F. Casey, EVP, COO, CFO

Brockton, Massachusetts (January 27, 2017): HarborOne Bancorp, Inc. (the “Company”) (NASDAQ: HONE), the holding company for HarborOne Bank (the “Bank”), announced 2016 fourth quarter net income of $2.9 million or $0.09 per share as compared to $3.6 million, or $0.11 per share in the prior quarter and net income of $1.5 million in the same quarter last year.

Net income for the full year was $5.9 million as compared to $5.8 million in the prior year. Merrimack Mortgage Company, LLC (“Merrimack”), the Bank’s mortgage company subsidiary, was acquired on July 1, 2015. The 2016 full year results include a pre-tax contribution of $4.8 million to fund the HarborOne Foundation (the “Foundation”). Excluding this contribution expense, net income would have been $8.8 million.

James Blake, President and CEO stated, “We focused our efforts on prudent growth in 2016, with our successful IPO providing capital to execute our strategy, primarily through commercial real estate and commercial loan originations.  We are well positioned to continue this momentum into the new year as we evaluate further opportunities to grow our customer base and look forward to celebrating our 100th year in 2017.”

Net Interest Income

The Company’s net interest income was $16.6 million for the quarter ended December 31, 2016, up $653,000, or 4.1% from $15.9 million for the quarter ended September 30, 2016 and up $2.7 million, or 19.2%, from $13.9 million for the quarter ended December 31, 2015. The interest rate spread and net interest margin on a tax-equivalent basis were 2.77% and 2.92%, respectively, for the quarter ended December 31, 2016 compared to 2.78% and 2.93%, respectively, for the quarter ended September 30, 2016 and 2.62% and 2.72%, respectively, for the quarter ended December 31, 2015.  The increase in spread and margin over the fourth quarter 2015 were primarily due to commercial real estate loan growth and lower funding costs.

Total interest and dividend income was $20.0 million for the quarter ended December 31, 2016, up $887,000, or 4.6%, from the quarter ended September 30, 2016 and up $2.6 million, or 15.0%, from the quarter ended December 31, 2015. The increase over the prior year quarter is primarily due to growth in the Company’s average loan balances to $2.055 billion from $1.797 billion and increases in the yield on loans to 3.65% from 3.55%. Total interest expense increased to $3.5 million for the quarter ended December 31, 2016, up $234,000, or 7.2%, from the quarter ended September 30, 2016 and down $57,000, or 1.6%, from the quarter ended December 31, 2015.  The increase from the prior quarter is primarily due to an increase in average interest-bearing liabilities and an increase in the deposit interest rate partially offset by a decrease in FHLB borrowing interest rate. The decrease from the prior year quarter is primarily due to the decreased cost of the FHLB borrowings.  The Company’s yield on interest-earning assets on a tax-equivalent basis increased to 3.54% for the quarter ended December 31, 2016 from 3.53% for the quarter ended September 30, 2016 and 3.42% for the quarter ended December 31, 2015, while the cost of funds was 0.77% for the quarter ended December 31, 2016 compared to 0.75% for the quarter ended September 30, 2016 and 0.80% for the quarter ended December 31, 2015.

Noninterest Income

Noninterest income decreased to $19.3 million for the quarter ended December 31, 2016, down $1.6 million, or 7.6%, from the quarter ended September 30, 2016 and up $6.3 million, or 48.7% from the quarter ended December 31, 2015. The 2016 low interest rate environment has encouraged robust residential mortgage origination activity with some seasonal slowdown in the fourth quarter.  Mortgage banking income was $15.4 million for the quarter ended December 31, 2016, down $1.5 million, or 8.8%, from $16.9 million for the quarter ended September 30, 2016 and up $6.1 million, or 66.4%, from $9.2 million for the quarter ended December 31, 2015 as a result of increased mortgage loan origination and sales volume. The fair value of mortgage servicing rights increased $3.0 million in the fourth quarter of 2016 compared to increases of $351,000 in the third quarter of 2016 and $536,000 in the fourth quarter of 2015 as interest rates increased at the end of the 2016.

Noninterest Expense

Noninterest expenses were $29.4 million for the quarter ended December 31, 2016, a decrease of $246,000, or 0.8%, from the quarter ended September 30, 2016 and an increase of $4.9 million, or 20.1%, from the quarter ended December 31, 2015. Compensation and benefits expense was $18.6 million for the quarter ended December 31, 2016 down  $286,000, or 1.5%, from  $18.9 million for the quarter ended September 30, 2016 and up $3.3 million, or 21.4%, from $15.3 million for the quarter ended December 31, 2015.  The 2016 quarter over the 2015 quarter increase primarily reflects increased commission expense consistent with the mortgage origination volume, employee stock option plan (“ESOP”) expense related to the establishment of the ESOP as part of the stock offering and increased compensation and incentive expenses related to Merrimack and commercial lending staff. Loan expense was $2.7 million for the quarter ended December 31, 2016, down  $606,000, or 18.3%, from $3.3 million for the quarter ended September 30, 2016 and up $1.2 million, or 75.4%, from $1.5 million for the quarter ended December 31, 2015. The increase over the prior year quarter is due to the increased mortgage loan origination volume which decreased slightly in the fourth quarter compared to the third quarter of 2016.

Asset Quality

The Company’s provision for loan losses was $1.5 million for the quarter ended December 31, 2016,  $1.7 million for the quarter ended September 30, 2016 and $15,000 for the quarter ended December 31, 2015. The increase in 2016 is primarily due to commercial loan growth.  Changes in the provision for loan losses are also based on management’s assessment of loan portfolio growth and composition changes, historical charge-off trends, and ongoing evaluation of credit quality and current economic conditions. The allowance for loan losses was $17.0 million or 0.85% of total loans at December 31, 2016, compared to $15.8 million, or 0.82% of total loans, at September 30, 2016 and $13.7 million, or 0.79% of total loans, at December 31, 2015. Net charge-offs totaled $320,000 for the quarter ended December 31, 2016, or 0.06% of average loans outstanding on an annualized basis, compared to $317,000 and 0.07% for the quarter ended September 30, 2016 and $318,000 and 0.07% for the quarter ended December 31, 2015.

Nonperforming assets were $22.9 million at December 31, 2016 compared to $26.0 million at September 30, 2016 and $31.8 million at December 31, 2015. Nonperforming assets as a percentage of total assets were 0.94% at December 31, 2016, 1.11% at September 30, 2016 and 1.47% at December 31, 2015. The reductions reflect the Company’s continued efforts to minimize nonperforming assets through diligent collection efforts and prudent workout arrangements.

Balance Sheet

Total assets increased $101.2 million, or 4.3%, to $2.448 billion at December 31, 2016 from $2.347 billion at September 30, 2016. Net loans increased $76.9 million, or 4.0%, to $1.982 billion at December 31, 2016 from $1.905 billion at September 30, 2016. The net increase in loans for the three months ended December 31, 2016 was primarily due to increases of $44.9 million in commercial real estate loans, $18.0 million in construction loans, $11.8 million in commercial and industrial loans and $7.2 in consumer loans, partially offset by a  decrease of $3.5 million in residential real estate loans. Mortgage loans held for sale decreased $27.6 million, or 24.2%, to $86.4 million at December 31, 2016 from $114.1 million at September 30, 2016 due to the seasonal decrease in residential mortgage originations. Cash and cash equivalents increased $30.9 million, or 160.8%, to $50.2 million at December 31, 2016 from $19.3 million at September 30, 2016.

Total deposits increased $69.8 million, or 4.0%, to $1.805 billion at December 31, 2016 from $1.735 billion at September 30, 2016.  Compared to the prior quarter brokered deposits increased $33.8 million, term certificate accounts increased $30.2 million and non-certificate accounts increased  $5.8 million. Borrowings increased $30.0 million, or 12.2%, to $275.1 million at December 31, 2016 from $245.1 million at September 30, 2016, due to an increase in FHLB short-term borrowings in anticipation of January 2017 commercial loan closings.

Total stockholders’ equity was $329.4 million at December 31, 2016 compared to $327.9 million at September 30, 2016 and $190.7 million at December 31, 2015. The increase from 2015 reflects the Company’s mutual to stock conversion that was completed on June 29, 2016. As part of the conversion, the Company established an ESOP which acquired 8% of the shares issued in the conversion, including shares contributed to the Foundation. The $11.3 million related to the ESOP is shown as a reduction to stockholders’ equity on the consolidated balance sheet. The tangible common equity to tangible assets ratio decreased to 12.97% at December 31, 2016 from 13.47% at September 30, 2016.  At December 31, 2016, the Company and the Bank exceed all regulatory capital requirements.

About HarborOne Bancorp, Inc.

HarborOne Bancorp, Inc. is the holding company for HarborOne Bank, the largest co-operative bank in New England. HarborOne Bank serves the financial needs of consumers, businesses, and municipalities throughout Southeastern Massachusetts through a network of 14 full-service branches, two limited service branches, a commercial loan office in Providence, Rhode Island, a residential lending office in Westford, Massachusetts, and 13 free-standing ATMs. The Bank also provides a range of educational services through “HarborOne U,” with classes on small business, financial literacy and personal enrichment at two campuses located adjacent to our Brockton and Mansfield locations. Merrimack Mortgage Company, LLC, a subsidiary of HarborOne Bank, is a full-service mortgage lender with 34 offices in Massachusetts, New Hampshire and Maine, and also does business in seven additional states.

Forward Looking Statements

Certain statements herein constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as “believes,” “will,” “would,” “expects,” “project,” “may,” “could,” “developments,” “strategic,” “launching,” “opportunities,” “anticipates,” “estimates,” “intends,” “plans,” “targets” and similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors. Factors that could cause such differences to exist include, but are not limited to, adverse conditions in the capital and debt markets and the impact of such conditions on the Company’s business activities; changes in interest rates; competitive pressures from other financial institutions; the effects of general economic conditions on a national basis or in the local markets in which the Company operates, including changes that adversely affect borrowers’ ability to service and repay the

Company’s loans; changes in the value of securities in the Company’s investment portfolio; changes in loan default and charge-off rates; fluctuations in real estate values; the adequacy of loan loss reserves; decreases in deposit levels necessitating increased borrowing to fund loans and investments; changes in government regulation; changes in accounting standards and practices; the risk that goodwill and intangibles recorded in the Company’s financial statements will become impaired; demand for loans in the Company’s market area; the Company’s ability to attract and maintain deposits; risks related to the implementation of acquisitions, dispositions, and restructurings; the risk that the Company may not be successful in the implementation of its business strategy; changes in assumptions used in making such forward-looking statements and the risk factors described in the Company’s Registration Statement on Form S-1 and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website, www.sec.gov. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, HarborOne Bancorp, Inc.’s actual results could differ materially from those discussed. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company disclaims any obligation to publicly update or revise any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes, except as required by law.

Use of Non-GAAP Measures

In addition to results presented in accordance with generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures.  The Company’s management believes that the supplemental non-GAAP information, which consists of tangible common equity to tangible assets ratio, is utilized by regulators and market analysts to evaluate a company’s financial condition and therefore, such information is useful to investors.  These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies.  Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

HarborOne Bancorp, Inc.

Consolidated Balance Sheet Trend

(Unaudited)

	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands)	2016	2016	2016	2016	2015

Assets

Cash and due from banks	$16,464	$15,706	$18,773	$15,268	$18,153
Short-term investments	33,751	3,549	11,365	98,991	22,499
Total cash and cash equivalents	50,215	19,255	30,138	114,259	40,652

Securities available for sale, at fair value	136,469	115,397	121,957	120,905	128,541
Securities held to maturity, at amortized cost	47,877	49,213	50,504	62,461	63,579
Federal Home Loan Bank stock, at cost	15,749	15,255	13,078	17,480	18,735
Mortgage loans held for sale, at fair value	86,443	114,054	99,697	67,592	63,797
Loans:
Residential real estate	770,935	774,404	773,169	777,034	810,343
Commercial real estate	495,801	450,945	377,386	300,880	265,482
Construction	58,443	40,438	31,414	41,227	35,830
Total mortgage loans on real estate	1,325,179	1,265,787	1,181,969	1,119,141	1,111,655
Commercial	100,501	88,718	82,333	78,666	70,472
Consumer	563,104	555,874	560,144	544,078	548,944
Loans	1,988,784	1,910,379	1,824,446	1,741,885	1,731,071
Less: Allowance for loan losses	(16,968)	(15,832)	(14,439)	(13,696)	(13,700)
Net deferred loan costs	9,931	10,336	10,893	11,357	12,017
Net loans	1,981,747	1,904,883	1,820,900	1,739,546	1,729,388
Mortgage servicing rights, at fair value	20,333	15,534	12,688	12,330	12,958
Goodwill and other intangible assets	13,585	13,607	13,630	13,651	13,674
Other assets	95,892	99,935	104,166	96,544	91,818
Total assets	$2,448,310	$2,347,133	$2,266,758	$2,244,768	$2,163,142

Liabilities and Stockholders' Equity

Deposits:
NOW and demand deposit accounts	$365,869	$358,628	$339,379	$331,709	$320,717
Regular savings and club accounts	316,947	317,198	316,195	312,362	295,533
Money market deposit accounts	595,211	596,377	620,974	651,503	612,370
Brokered deposits	54,045	20,236	—	—	—
Term certificate accounts	472,681	442,472	433,685	456,136	462,592
Total deposits	1,804,753	1,734,911	1,710,234	1,751,711	1,691,212
Short-term borrowed funds	80,000	50,000	—	—	—
Long-term borrowed funds	195,119	195,120	195,096	269,597	249,598
Other liabilities and accrued expenses	39,054	39,188	37,137	31,578	31,644
Total liabilities	2,118,926	2,019,219	1,942,467	2,052,887	1,972,454

Common stock	321	321	321	—	—
Additional paid-in capital	144,420	144,175	144,107	—	—
Unearned compensation - ESOP	(11,278)	(11,575)	(11,872)	—	—
Retained earnings	197,211	194,275	190,723	191,404	191,280
Accumulated other comprehensive income (loss)	(1,290)	718	1,011	477	(592)
Total stockholders' equity	329,384	327,914	324,290	191,881	190,688

Total liabilities and stockholders' equity	$2,448,310	$2,347,133	$2,266,758	$2,244,768	$2,163,142

HarborOne Bancorp, Inc.

Consolidated Statements of Net Income - Trend

(Unaudited)

	Quarters Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands, except per share amounts)	2016	2016	2016	2016	2015

Interest and dividend income:
Interest and fees on loans	$18,092	$17,144	$16,293	$15,643	$15,460
Interest on loans held for sale	788	866	581	460	615
Interest on securities	1,002	988	1,023	1,099	1,179
Other interest and dividend income	167	164	209	237	186
Total interest and dividend income	20,049	19,162	18,106	17,439	17,440

Interest expense:
Interest on deposits	2,283	2,092	2,165	2,170	2,201
Interest on borrowed funds	1,211	1,168	1,289	1,383	1,350
Total interest expense	3,494	3,260	3,454	3,553	3,551

Net interest and dividend income	16,555	15,902	14,652	13,886	13,889

Provision for loan losses	1,456	1,710	801	205	15

Net interest income, after provision for loan losses	15,099	14,192	13,851	13,681	13,874

Noninterest income:
Mortgage banking income:
Changes in mortgage servicing rights fair value	2,970	351	(2,163)	(2,288)	536
Other	12,404	16,513	13,837	9,376	8,702
Total mortgage banking income	15,374	16,864	11,674	7,088	9,238

Deposit account fees	2,979	3,010	2,928	2,747	2,934
Income on retirement plan annuities	111	111	108	106	108
Gain on sale of consumer loans	—	—	29	50	—
Gain on sale and call of securities, net	—	—	41	242	—
Bank-owned life insurance income	263	275	274	276	264
Other income	557	609	834	553	426
Total noninterest income	19,284	20,869	15,888	11,062	12,970

Noninterest expenses:
Compensation and benefits	18,616	18,902	16,407	15,518	15,332
Occupancy and equipment	2,516	2,458	2,463	2,784	2,315
Data processing expenses	1,557	1,450	1,446	1,414	1,362
Loan expense	2,710	3,316	2,128	1,592	1,545
Marketing	835	592	607	565	575
Professional fees	822	709	602	577	653
Deposit insurance	208	437	418	403	430
Prepayment penalties on Federal Home Loan Bank	—	—	400	—	280
Charitable foundation contributions	—	—	4,820	—	—
Other expenses	2,099	1,745	1,878	1,704	1,949
Total noninterest expenses	29,363	29,609	31,169	24,557	24,441

Income (loss) before income taxes	5,020	5,452	(1,430)	186	2,403

Income tax provision (benefit)	2,084	1,900	(749)	62	860

Net income (loss)	$2,936	$3,552	$(681)	$124	$1,543

Earnings per common share:
Basic and diluted	$0.09	$0.11	N/A	N/A	N/A

Weighted average shares outstanding:
Basic and diluted	30,973,588	30,943,808	N/A	N/A	N/A

HarborOne Bancorp, Inc.

Consolidated Statements of Net Income

(Unaudited)

	For the Years Ended December 31,
(Dollars in thousands)	2016	2015	$ Change	% Change

Interest and dividend income:
Interest and fees on loans	$67,172	$59,988	$7,184	12.0%
Interest on loans held for sale	2,695	1,425	1,270	89.1%
Interest on securities	4,112	4,802	(690)	(14.4)%
Other interest and dividend income	777	585	192	32.8%
Total interest and dividend income	74,756	66,800	7,956	11.9%

Interest expense:
Interest on deposits	8,710	8,700	10	0.1%
Interest on borrowed funds	5,051	5,875	(824)	(14.0)%
Total interest expense	13,761	14,575	(814)	(5.6)%

Net interest and dividend income	60,995	52,225	8,770	16.8%

Provision for loan losses	4,172	1,257	2,915	231.9%

Net interest income, after provision for loan losses	56,823	50,968	5,855	11.5%

Noninterest income:
Mortgage banking income:
Changes in mortgage servicing rights fair value	(1,130)	(480)	(650)	(135.4)%
Other	52,129	20,710	31,419	151.7%
Total mortgage banking income	50,999	20,230	30,769	152.1%

Deposit account fees	11,664	11,194	470	4.2%
Income on retirement plan annuities	436	595	(159)	(26.7)%
Gain on sale of consumer loans	79	136	(57)	(41.9)%
Gain on sale and call of securities, net	283	295	(12)	(4.1)%
Bank-owned life insurance income	1,088	1,156	(68)	(5.9)%
Other income	2,554	1,767	787	44.5%
Total noninterest income	67,103	35,373	31,730	89.7%

Noninterest expenses:
Compensation and benefits	69,443	45,746	23,697	51.8%
Occupancy and equipment	10,221	9,246	975	10.5%
Data processing expenses	5,867	5,392	475	8.8%
Loan expense	9,746	3,949	5,797	146.8%
Marketing	2,599	1,924	675	35.1%
Professional fees	2,710	2,181	529	24.3%
Deposit insurance	1,466	1,716	(250)	(14.6)%
Prepayment penalties on Federal Home Loan Bank	400	980	(580)	(59.2)%
Charitable foundation contributions	4,820	—	4,820	-%
Other expenses	7,426	6,880	546	7.9%
Total noninterest expenses	114,698	78,014	36,684	47.0%

Income before income taxes	9,228	8,327	901	10.8%

Income tax provision	3,297	2,559	738	28.8%

Net income	$5,931	$5,768	$163	2.8%

HarborOne Bancorp, Inc.

Average Balances / Yields

(Unaudited)

	Quarters Ended
	December 31, 2016			September 30, 2016			December 31, 2015
	Average			Average			Average
	Outstanding		Yield/	Outstanding		Yield/	Outstanding		Yield/
	Balance	Interest	Cost (6)	Balance	Interest	Cost (6)	Balance	Interest	Cost (6)
	(Dollars in thousands)
Interest-earning assets:
Loans (1)	$2,055,444	$18,880	3.65%	$1,983,249	$18,010	3.61%	$1,796,749	$16,075	3.55%
Investment securities (2)	183,819	1,215	2.63	181,112	1,223	2.69	213,540	1,422	2.64
Other interest-earning assets	23,578	31	0.52	3,734	6	0.61	23,478	22	0.37
Total interest-earning assets	2,262,841	20,126	3.54	2,168,095	19,239	3.53	2,033,767	17,519	3.42
Noninterest-earning assets	126,899			130,498			117,676
Total assets	$2,389,740			$2,298,593			$2,151,443
Interest-bearing liabilities:
Savings accounts	$319,166	$142	0.18%	$319,202	$139	0.17%	$292,203	$127	0.17%
NOW accounts	124,134	19	0.06	120,704	19	0.06	113,971	17	0.06
Money market accounts	602,263	692	0.46	612,761	685	0.44	622,937	698	0.44
Certificates of deposit	458,491	1,339	1.16	434,519	1,246	1.14	468,762	1,359	1.15
Brokered deposit	39,689	91	0.92	549	3	2.17	—	—	—
Total interest-bearing deposits	1,543,743	2,283	0.59	1,487,735	2,092	0.56	1,497,873	2,201	0.58
FHLB advances	257,568	1,211	1.87	232,587	1,168	2.00	254,497	1,350	2.10
Total interest-bearing liabilities	1,801,311	3,494	0.77	1,720,322	3,260	0.75	1,752,370	3,551	0.80
Noninterest-bearing liabilities:
Noninterest-bearing deposits	227,918			217,930			182,813
Other noninterest-bearing liabilities	31,055			32,888			23,174
Total liabilities	2,060,284			1,971,140			1,958,357
Total equity	329,456			327,453			193,086
Total liabilities and equity	$2,389,740			$2,298,593			$2,151,443
Tax equivalent net interest income		16,632			15,979			13,968
Tax equivalent interest rate spread (3)			2.77%			2.78%			2.62%
Less: tax equivalent adjustment		77			77			79
Net interest income as reported		$16,555			$15,902			$13,889
Net interest-earning assets (4)	$461,530			$447,773			$281,397
Net interest margin (5)			2.91%			2.92%			2.71%
Tax equivalent effect			0.01			0.01			0.01
Net interest margin on a fully tax equivalent basis			2.92%			2.93%			2.72%
Average interest-earning assets to average interest-bearing liabilities	126.62%			126.03%			116.06%

(1) Includes loans held for sale, nonaccruing loan balances and interest received on such loans.

(2) Includes securities available for sale, securities held to maturity and FHLB stock.  Interest income from tax exempt securities is computed on a taxable equivalent basis using a tax rate of 35% for all periods presented.  The yield on investments before tax equivalent adjustments for the quarters presented were 2.46%, 2.52%, and 2.49%, respectively.

(3) Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest bearing liabilities.
(4) Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.
(5) Net interest margin represents net interest income divided by average total interest-earning assets.
(6) Annualized

HarborOne Bancorp, Inc.

Average Balances / Yields

(Unaudited)

	Year to Date
	December 31, 2016			December 31, 2015
	Average			Average
	Outstanding		Yield/	Outstanding		Yield/
	Balance	Interest	Cost	Balance	Interest	Cost
	(Dollars in thousands)
Interest-earning assets:
Loans (1)	$1,931,271	$69,867	3.62%	$1,746,346	$61,413	3.52%
Investment securities (2)	189,472	5,045	2.66	229,296	5,606	2.44
Other interest-earning assets	30,107	155	0.52	35,478	98	0.28
Total interest-earning assets	2,150,850	75,067	3.49	2,011,120	67,117	3.34
Noninterest-earning assets	127,721			110,501
Total assets	$2,278,571			$2,121,621
Interest-bearing liabilities:
Savings accounts	$314,304	548	0.17	$286,381	492	0.17
NOW accounts	120,661	76	0.06	109,674	69	0.06
Money market accounts	622,032	2,804	0.45	559,745	2,417	0.43
Certificates of deposit	449,607	5,188	1.15	491,235	5,722	1.16
Brokered deposit	10,114	94	0.93	—	—	—
Total interest-bearing deposits	1,516,718	8,710	0.57	1,447,035	8,700	0.60
FHLB advances	248,678	5,051	2.03	296,016	5,875	1.98
Total interest-bearing liabilities	1,765,396	13,761	0.78	1,743,051	14,575	0.84
Noninterest-bearing liabilities:
Noninterest-bearing deposits	221,212			167,517
Other noninterest-bearing liabilities	29,855			21,596
Total liabilities	2,016,463			1,932,164
Total equity	262,108			189,457
Total liabilities and equity	$2,278,571			$2,121,621
Tax equivalent net interest income		61,306			52,542
Tax equivalent interest rate spread (3)			2.71%			2.50%
Less: tax equivalent adjustment		311			317
Net interest income as reported		$60,995			$52,225
Net interest-earning assets (4)	$385,454			$268,069
Net interest margin (5)			2.84%			2.60%
Tax equivalent effect			0.01			0.01
Net interest margin on a fully tax equivalent basis			2.85%			2.61%
Average interest-earning assets to average interest-bearing liabilities	121.83%			115.38%

(1) Includes loans held for sale, nonaccruing loan balances and interest received on such loans.

(2) Includes securities available for sale, securities held to maturity and FHLB stock.  Interest income from tax exempt securities is computed on a taxable equivalent basis using a tax rate of 35% for all periods presented.  The yield on investments before tax equivalent adjustments was 2.50% and 2.31% for the years ended December 31, 2016 and  2015, respectively.

(3) Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest bearing liabilities.
(4) Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.
(5) Net interest margin represents net interest income divided by average total interest-earning assets.

HarborOne Bancorp, Inc.

Average Balances and Yield Trend

(Unaudited)

	Average Balances - Trend - Quarters Ended
	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015
	(In thousands)
Interest-earning assets:
Loans (1)	$2,055,444	$1,983,249	$1,881,488	$1,803,000	$1,796,749
Investment securities (2)	183,819	181,112	191,162	201,950	213,540
Other interest-earning assets	23,578	3,734	33,826	59,649	23,478
Total interest-earning assets	2,262,841	2,168,095	2,106,476	2,064,599	2,033,767
Noninterest-earning assets	126,899	130,498	131,104	122,326	117,676
Total assets	$2,389,740	$2,298,593	$2,237,580	$2,186,925	$2,151,443
Interest-bearing liabilities:
Savings accounts	$319,166	$319,202	$317,180	$301,557	$292,203
NOW accounts	124,134	120,704	120,702	116,866	113,971
Money market accounts	602,263	612,761	642,758	630,664	622,937
Certificates of deposit	458,491	434,519	446,848	458,636	468,762
Brokered deposit	39,689	549	—	—	—
Total interest-bearing deposits	1,543,743	1,487,735	1,527,488	1,507,723	1,497,873
FHLB advances	257,568	232,587	239,245	265,392	254,497
Total interest-bearing liabilities	1,801,311	1,720,322	1,766,733	1,773,115	1,752,370
Noninterest-bearing liabilities:
Noninterest-bearing deposits	227,918	217,930	244,651	191,942	182,813
Other noninterest-bearing liabilities	31,055	32,888	28,887	29,114	23,174
Total liabilities	2,060,284	1,971,140	2,040,271	1,994,171	1,958,357
Total equity	329,456	327,453	197,309	192,754	193,086
Total liabilities and equity	$2,389,740	$2,298,593	$2,237,580	$2,186,925	$2,151,443

	Annualized Yield Trend - Quarters Ended
	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015
Interest-earning assets:
Loans (1)	3.65%	3.61%	3.61%	3.59%	3.55%
Investment securities (2)	2.63%	2.69%	2.67%	2.67%	2.64%
Other interest-earning assets	0.52%	0.61%	0.51%	0.51%	0.37%
Total interest-earning assets	3.54%	3.53%	3.47%	3.41%	3.42%

Interest-bearing liabilities:
Savings accounts	0.18%	0.17%	0.17%	0.17%	0.17%
NOW accounts	0.06%	0.06%	0.06%	0.06%	0.06%
Money market accounts	0.46%	0.44%	0.45%	0.45%	0.44%
Certificates of deposit	1.16%	1.14%	1.16%	1.16%	1.15%
Brokered deposit	0.92%	2.17%	—%	—%	—%
Total interest-bearing deposits	0.59%	0.56%	0.57%	0.58%	0.58%
FHLB advances	1.87%	2.00%	2.17%	2.10%	2.10%
Total interest-bearing liabilities	0.77%	0.75%	0.79%	0.81%	0.80%

(1) Includes loans held for sale, nonaccruing loan balances and interest received on such loans.
(2) Includes securities available for sale, securities held to maturity and FHLB stock.

HarborOne Bancorp, Inc.

Selected Financial Highlights

(Unaudited)

	Quarters Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
Performance Ratios (annualized):	2016	2016	2016	2016	2015

Return (loss) on average assets (ROAA)	0.49%	0.62%	(0.12)%	0.02%	0.29%

Return (loss) on average equity (ROAE)	3.56%	4.34%	(1.38)%	0.26%	3.20%

Efficiency ratio (1)	81.87%	80.46%	101.99%	98.34%	90.91%

(1) Represents noninterest expense divided by the sum of net interest income and noninterest income

	At or for the Quarters Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
Asset Quality	2016	2016	2016	2016	2015
(Dollars in thousands)

Total nonperforming assets	$22,946	$25,992	$27,770	$29,661	$31,774

Nonperforming assets to total assets	0.94%	1.11%	1.23%	1.32%	1.47%

Allowance for loan losses to total loans	0.85%	0.82%	0.79%	0.78%	0.79%

Net charge offs	$320	$317	$58	$209	$318

Annualized net charge offs/average loans	0.06%	0.07%	0.01%	0.05%	0.07%

Allowance for loan losses to nonperforming loans	80.12%	65.92%	55.52%	49.56%	46.46%

	December 31,	September 30,	June 30,	March 31,	December 31,
Capital and Share Related	2016	2016	2016	2016	2015

Common stock outstanding	32,120,880	32,120,880	32,120,880	N/A	N/A

Book value per share	$10.25	$10.21	$10.10	N/A	N/A

Tangible book value per share (1)	$9.83	$9.79	$9.67	N/A	N/A

Tangible common equity / tangible assets (2)	12.97%	13.47%	13.79%	7.99%	8.24%

(1) This non-GAAP ratio is total stockholders' equity less goodwill and other intangible assets divided by common stock outstanding.
(2) This non-GAAP ratio is total stockholders' equity less goodwill and other intangible assets to total assets less goodwill and other intangible assets.